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                                                               EXHIBIT 4.5


                  CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (No. 33-26053, 33-63962 and 33-63964) of Rehabilicare, Inc. of our report dated September 23, 1999 relating to the financial statements of Compex SA, included in the Form 8-K.

The financial statements of Compex SA, present as at December 31, 1998

In the swiss consolidated balance sheets a current year earnings of SW. FR. 1'011'076.
a shareholders' founds of SW. FR. 1'673'445.

and, in accordance with US GAAP,
a net income of SW. FR. 715'920.
a shareholders' equity of SW. FR. 1'574'153.


Fiduciaire Michel Favre SA